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                                                                    EXHIBIT 99.1


PROXY
                          SEQUUS PHARMACEUTICALS, INC.
                   Proxy for Special Meeting of Stockholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoint(s) I. CRAIG HENDERSON, M.D. and SALLY A. DAVENPORT, or either of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to vote as designated below, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SEQUUS PHARMACEUTICALS, INC. (the "Company") which the undersigned shall be entitled to vote at the special meeting of Stockholders on March 16, 1999 at the offices of the Company at 960 Hamilton Court, Menlo Park, California, and at any adjournments or postponements thereof.

  The shares represented by this proxy, will be voted in the manner directed by the undersigned stockholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement/prospectus.

                 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

                              FOLD AND DETACH HERE




           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

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
                                                              PLEASE MARK
                                                             YOUR CHOICES
                                                                LIKE THIS   [X]
Proposal 1. To approve and adopt the Agreement and Plan of Merger, dated as of October 4, 1998, by and among ALZA Corporation, a
            Delaware corporation ("ALZA"), the Company and Argyle
            Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ALZA ("Merger Sub"), providing for the merger of Merger Sub with and into the Company. As a result of the merger, each outstanding share of the common stock, par value
            $.0001 per share, of the Company will be converted into the right to receive 0.40 of a share of the common stock, par
            value $.01 per share, of ALZA and the Company will become a wholly owned subsidiary of ALZA.
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                       [_] FOR  [_] AGAINST  [_] ABSTAIN

Signature(s)__________________________________________________ Date       , 1999

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

                              FOLD AND DETACH HERE